Reliant Bancorp, Inc. Reports Record Second Quarter 2021 Results
Reported Net Income of $13.0 million, or Diluted EPS of $0.78

BRENTWOOD, Tenn. — (July 20, 2021) Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), parent company of Reliant Bank (the “Bank”), reported net income attributable to common shareholders of $13.0 million, or $0.78 per diluted common share, for the second quarter of 2021 compared to net income attributable to common shareholders of $12.1 million, or $0.73 per diluted common share, for the first quarter of 2021, and $7.9 million, or $0.48 per diluted common share, for the second quarter of 2020.

DeVan Ard, Jr., Reliant Bancorp's Chairman and CEO stated, “I am very pleased to continue 2021 with solid second quarter results as evidenced by our record earnings, sound asset quality, and increasing loan production. Loan growth has continued to accelerate with a 1.9% increase from the prior quarter. When PPP loans are excluded, loan growth increases to 3.2%, or 12.8% when annualized.”

Ard continued, “Our team delivered another outstanding quarter of deposit growth. Balances in non-time deposits - checking, savings, and money market deposits - grew 6.3%, or 25.1% annualized, during the second quarter, which can be largely attributed to the effort by our team to build lasting relationships with our customers. We also continued to build shareholder value as our book value and tangible book value per share increased 4.3% and 5.5%, respectively, from the prior quarter, or 17.1% and 22.1%, respectively, when annualized. Additionally, shareholders’ equity to total assets and tangible common equity to tangible assets have increased to 11.18% and 9.28%, respectively, which positions us for further growth opportunities and allows us to continue to deliver exceptional shareholder returns.”

Second Quarter Highlights
Dollar Amounts in Thousands, Except Per Share Amounts

	2021		2020
	Second Quarter	First Quarter	Second Quarter
Results of Operations Highlights
Net income attributable to common shareholders	$13,045	$12,149	$7,868
Net income per diluted common share	$0.78	$0.73	$0.48
Net interest margin (NIM) (1)	4.14%	4.51%	4.58%
Adjusted NIM (2)	4.28%	4.24%	3.81%
Adjusted pre-tax pre-provision income (2)	$16,387	$15,699	$12,114
Efficiency ratio (tax equivalent basis)	54.1%	56.4%	62.7%
Bank segment adjusted efficiency ratio (2)	49.1%	50.8%	50.7%

Balance Sheet Highlights
Loans	$2,321,070	$2,277,714	$2,317,324
Allowance for loan losses	(20,894)	(20,785)	(18,237)
Total assets	3,098,464	3,057,066	2,990,126
Total deposits	2,629,840	2,612,910	2,530,014
Book value per share	$20.77	$19.92	$17.77
Tangible book value per share (2)	$16.88	$16.00	$13.96

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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

	2021		2020
	Second Quarter	First Quarter	Second Quarter
Return on average: (3)
Assets ("ROAA")	1.69%	1.64%	1.07%
Equity ("ROAE")	15.41%	15.07%	10.95%
Tangible common equity ("ROATCE") (2)	19.07%	18.84%	14.04%

(1) Net interest margin is the result of annualized net interest income calculated on a tax-equivalent basis divided by average interest-earning assets for the period.
(2) Certain measures are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures.”
(3) Data has been annualized.

Profitability Remains Strong Through Asset Mix Optimization

Net interest margin decreased to 4.14% at June 30, 2021, a decrease of 37 basis points from the previous quarter and a decrease of 44 basis points from the second quarter of 2020. The linked quarter decrease was primarily due to a 30 basis point increase in our cost of funds due to a $2,859 swap termination fee incurred during the quarter. The adjusted net interest margin, which excludes this fee impact as well as the benefits from purchase accounting accretion, showed continued improvement as it increased 4 basis points from the linked quarter to 4.28%. Net income and earnings per share during the quarter were not affected by this termination fee as securities were sold for a gain of $2,966 to offset the transaction.

Loan yields remain strong at 5.58% with a decrease of 5 basis points from the linked quarter. The 40 basis point decrease from the same period in the prior year can largely be attributed to the decrease in purchase accounting accretion. As of June 30, 2021, $13.0 million of purchase accounting accretion and $184 thousand in PPP deferred fees remain to be realized.

While the cost of funds increased to 0.97% during the quarter due to the impact of the swap termination, the cost of interest-bearing retail deposits decreased 40 basis points from the linked quarter and 89 basis points from the same quarter in the prior year driven by a continued focus on improving the funding mix and attracting and retaining core deposits. Deposits increased $16.9 million from the linked quarter and $99.8 million year-over-year with non-time deposits making up $120.7 million and $467.3 million of the increases, respectively. Noninterest-bearing deposits increased $23.8 million from the linked quarter while time deposits decreased $103.7 million.

Ard stated, “Our team continues to attract and retain low cost deposits in a competitive environment, fulfilling one of our strategic goals and helping us to better serve the community's credit needs.”

Continued Loan Growth and Asset Quality Stability

Loans have increased $43.4 million from the linked quarter to $2.3 billion. Loan originations during the quarter totaled $280.2 million at a weighted-average coupon rate of 4.16% with a continued focus on credit quality through sound underwriting. These originations were offset with principal payments, including PPP forgiveness payments of $27.9 million. When PPP loans are excluded, loans increased $71.3 million, or 3.2%, from the linked quarter and $73.0 million, or 3.3%, year-over-year.

Our longstanding focus on credit quality continues to be a source of strength with net recoveries in the first quarter continuing into the second quarter. Nonperforming loans held for investment accounted for 0.23% of total loans held for investment and nonperforming assets accounted for only 0.31% of total assets at June 30, 2021, despite the addition of a retired bank facility to other real estate owned during the quarter. Criticized assets to total loans remains low at 0.87%. The allowance for loan loss was 0.90% of loans (1.46% including unaccreted net purchased loan discounts) at June 30, 2021. There was no provision recognized during the quarter as net charge-offs were in a recovery position for the quarter and year-to-date.

Conclusion

Ard concluded, “I am proud of our team’s ability to serve the community and our shareholders as well as our ability to create meaningful careers and a positive workplace for our employees as evidenced through the Tennessean’s recognition as a 2021 Top Workplace. We continue to see increased demand in the loan pipeline as we move into the third quarter, and we are optimistic about our market and financial positions as we continue to build a bright future for Reliant Bank.”

Contacts
DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)

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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of June 30, 2021, Reliant Bancorp had approximately $3.1 billion in total consolidated assets, approximately $2.3 billion in loans held for investment and approximately $2.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Financial Measures

This release contains certain financial measures that are not measures recognized under generally accepted accounting principles
(“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of Company management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the periods presented. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and identifying and analyzing ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.

The non-GAAP measures in this release include “adjusted net interest margin (NIM),” “adjusted net income,” “adjusted diluted earnings per share (EPS),” “adjusted annualized return on average assets (ROAA),” “adjusted annualized return on average equity (ROAE),” “adjusted annualized return on average tangible common equity (ROATCE),” “adjusted pre-tax pre-provision income,” “tangible common equity to tangible assets (TCE/TA),” “tangible book value per share,” “allowance for loan losses plus unaccreted purchased loan discounts to total loans,” “bank segment adjusted net income,” “bank segment adjusted noninterest expense,” “bank segment adjusted efficiency ratio,” “adjusted cost of funds,” “adjusted cost of interest-bearing liabilities,” and “adjusted cost of deposits.”

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to increased demand in the loan pipeline and management’s optimism about the Company’s market and financial positions. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the effects of the coronavirus (COVID-19) pandemic, including (i) the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business, results of operations, and financial condition and that of our customers, (ii) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (iii) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, and (iv) the speed with which coronavirus (COVID-19) vaccines can be widely distributed, those vaccines’ efficacy against the virus and public acceptance of the vaccines, (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (3) increased levels of other real estate, primarily as a result of foreclosures, (4) the impact of liquidity needs on our results of operations and financial condition, (5) competition from financial institutions and other financial service providers, (6) the effect of interest rate increases on the cost of deposits, (7) unanticipated weakness in loan demand or loan pricing, (8) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (9) lack of strategic growth opportunities or our failure to execute on available opportunities, (10) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (11) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the hotel and retail sectors, (12) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (13) our ability to effectively manage problem credits, (14) our ability to

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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

successfully implement efficiency initiatives on time and with the results projected, (15) our ability to successfully develop and market new products and technology, (16) the impact of negative developments in the financial industry and United States and global capital and credit markets, (17) our ability to retain the services of key personnel, (18) our ability to adapt to technological changes, (19) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (20) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (21) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (22) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (23) the risk of successful integration of the businesses the Company has recently acquired, (24) the ability to meet expectations regarding the timing and completion and accounting and tax treatment of the pending transaction with United Community Banks, Inc. (the “Transaction”), (25) the effect of the announcement and pendency of the Transaction on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company's common stock, (26) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement for the Transaction, (27) the amount of costs, fees, expenses and charges related to the Transaction, including those arising as a result of unexpected factors or events, (28) the ability to obtain the shareholder and governmental approvals required for the Transaction, (29) reputational risk associated with and the reaction of the parties' customers, suppliers, employees, or other business partners to the Transaction, (30) the failure of any of the conditions to the closing of the Transaction to be satisfied, or any unexpected delay in closing the Transaction, (31) the risk associated with Company management's attention being diverted away from the day-to-day business and operations of the Company to the completion of the Transaction, and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share amounts)

	June 30, 2021	March 31, 2021	June 30, 2020
ASSETS	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$11,763	$13,105	$12,805
Interest-bearing deposits in financial institutions	43,676	104,620	81,033
Federal funds sold	656	186	638
Total cash and cash equivalents	56,095	117,911	94,476
Securities available for sale	266,695	267,191	249,014
Loans	2,321,070	2,277,714	2,317,324
Less: allowance for loan losses	(20,894)	(20,785)	(18,237)
Loans, net	2,300,176	2,256,929	2,299,087
Mortgage loans held for sale, net	229,418	166,599	101,579
Accrued interest receivable	14,492	14,568	13,579
Premises and equipment, net	29,183	30,879	33,524
Operating leases right of use assets	12,744	13,372	15,452
Restricted equity securities, at cost	15,770	16,146	17,509
Other real estate, net	2,233	1,198	2,514
Cash surrender value of life insurance contracts	78,979	78,423	67,723
Deferred tax assets, net	5,978	7,453	9,787
Goodwill	54,396	54,396	51,058
Core deposit intangibles	10,434	10,891	12,293
Other assets	21,871	21,110	22,531
TOTAL ASSETS	$3,098,464	$3,057,066	$2,990,126
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$602,555	$578,764	$534,353
Interest-bearing demand	441,161	397,047	273,993
Savings and money market deposit accounts	1,003,402	950,630	771,505
Time	582,722	686,469	950,163
Total deposits	2,629,840	2,612,910	2,530,014
Accrued interest payable	1,967	3,087	3,100
Subordinated debentures	70,770	70,719	70,413
Federal Home Loan Bank advances	16,000	—	49,121
Operating leases liabilities	13,932	14,552	16,591
Other liabilities	19,666	24,099	25,344
TOTAL LIABILITIES	2,752,175	2,725,367	2,694,583
Preferred stock, $1 par value per share; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value per share; 30,000,000 shares authorized; 16,672,511, 16,654,415, and 16,631,604 shares issued and outstanding at June 30, 2021, March 31, 2021, and June 30, 2020, respectively	16,673	16,654	16,632
Additional paid-in capital	234,390	233,667	232,436
Retained earnings	86,917	75,891	45,351
Accumulated other comprehensive income	8,309	5,487	1,124
TOTAL SHAREHOLDERS’ EQUITY	346,289	331,699	295,543
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,098,464	$3,057,066	$2,990,126

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (Dollar amounts in thousands, except per share amounts)
	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
INTEREST INCOME
Interest and fees on loans	$31,183	$30,989	$33,447
Interest and fees on loans held for sale	1,807	1,331	815
Interest on investment securities, taxable	663	610	128
Interest on investment securities, nontaxable	1,216	1,225	1,317
Restricted equity securities and other	226	227	208
TOTAL INTEREST INCOME	35,095	34,382	35,915
INTEREST EXPENSE
Deposits
Demand	216	272	218
Savings and money market deposit accounts	647	839	1,476
Time	4,678	2,288	3,135
Federal Home Loan Bank advances and other borrowings	13	4	148
Subordinated debentures	980	953	982
TOTAL INTEREST EXPENSE	6,534	4,356	5,959
NET INTEREST INCOME	28,561	30,026	29,956
PROVISION FOR LOAN LOSSES	—	—	3,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	28,561	30,026	26,956
NONINTEREST INCOME
Service charges on deposit accounts	1,656	1,561	1,381
Gains on mortgage loans sold, net	2,978	4,928	2,248
Gain (loss) on securities transactions, net	2,966	129	327
Other noninterest income	710	719	466
TOTAL NONINTEREST INCOME	8,310	7,337	4,422
NONINTEREST EXPENSE
Salaries and employee benefits	12,793	13,352	12,464
Occupancy	1,999	2,008	2,026
Data processing and software	2,262	2,229	2,026
Professional fees	358	1,243	680
Regulatory fees	343	361	537
Merger expenses	—	—	2,632
Other operating expense	2,729	2,471	1,899
TOTAL NONINTEREST EXPENSE	20,484	21,664	22,264
INCOME BEFORE PROVISION FOR INCOME TAXES	16,387	15,699	9,114
INCOME TAX EXPENSE	3,202	2,980	1,634
CONSOLIDATED NET INCOME	13,185	12,719	7,480
NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(140)	(570)	388
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$13,045	$12,149	$7,868
Basic net income attributable to common shareholders, per share	$0.79	$0.73	$0.48
Diluted net income attributable to common shareholders, per share	$0.78	$0.73	$0.48

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION - UNAUDITED
(Dollar Amounts in Thousands)

	Three Months Ended June 30, 2021
	Commercial Banking	Residential Mortgage Banking	Elimination Entries	Consolidated
Net interest income	$27,440	$1,121	$—	$28,561
Provision for loan losses	—	—	—	—
Noninterest income	5,335	3,251	(276)	8,310
Noninterest expense (excluding merger expense)	16,570	3,914	—	20,484
Merger expense	—	—	—	—
Income tax expense	3,160	42	—	3,202
Net income	13,045	416	(276)	13,185
Noncontrolling interest in net income of subsidiary	—	(416)	276	(140)
Net income attributable to common shareholders	$13,045	$—	$—	$13,045

	Three Months Ended March 31, 2021
	Commercial Banking	Residential Mortgage Banking	Elimination Entries	Consolidated
Net interest income	$29,133	$893	$—	$30,026
Provision for loan losses	—	—	—	—
Noninterest income	2,409	5,033	(105)	7,337
Noninterest expense (excluding merger expense)	16,460	5,204	—	21,664
Merger expense	—	—	—	—
Income tax expense	2,933	47	—	2,980
Net income	12,149	675	(105)	12,719
Noncontrolling interest in net income of subsidiary	—	(675)	105	(570)
Net income attributable to common shareholders	$12,149	$—	$—	$12,149

	Three Months Ended June 30, 2020
	Commercial Banking	Residential Mortgage Banking	Elimination Entries	Consolidated
Net interest income	$29,420	$536	$—	$29,956
Provision for loan losses	3,000	—	—	3,000
Noninterest income	2,174	2,240	8	4,422
Noninterest expense (excluding merger expense)	16,433	3,199	—	19,632
Merger expense	2,632	—	—	2,632
Income tax (benefit) expense	1,661	(27)	—	1,634
Net (loss) income	7,868	(396)	8	7,480
Noncontrolling interest in net loss of subsidiary	—	396	(8)	388
Net income attributable to common shareholders	$7,868	$—	$—	$7,868
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(Dollar amounts in thousands, except per share amounts)	Three months ended,
	June 30, 2021	March 31, 2021	June 30, 2020
Per Common Share
Basic net income	$0.79	$0.73	$0.48
Diluted net income	$0.78	$0.73	$0.48
Adjusted diluted income(1)	$0.78	$0.73	$0.60
Book value	$20.77	$19.92	$17.77
Tangible book value(1)	$16.88	$16.00	$13.96
Shares Outstanding
Basic weighted average common shares	16,616,888	16,615,169	16,496,817
Diluted weighted average common shares	16,784,744	16,740,303	16,529,080
Common shares outstanding at period end	16,672,511	16,654,415	16,631,604
Selected Balance Sheet Data
Loans, net of unearned income	$2,321,070	$2,277,714	$2,317,324
Total assets	3,098,464	3,057,066	2,990,126
Customer deposits	2,320,054	2,350,168	2,177,734
Wholesale and institutional deposits	309,786	262,742	352,280
Total deposits	2,629,840	2,612,910	2,530,014
Total liabilities	2,752,175	2,725,367	2,694,583
Total shareholders' equity	346,289	331,699	295,543
Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	$2,288,841	$2,280,379	$2,302,639
Total assets	3,088,329	3,013,114	2,956,942
Interest-bearing liabilities	2,113,993	2,079,238	2,158,990
Total liabilities	2,748,825	2,686,085	2,667,981
Total shareholders' equity	339,504	327,029	288,961
Selected Performance Ratios
Return on average assets (2)	1.69%	1.64%	1.07%
Return on shareholders' equity (2)	15.41%	15.07%	10.95%
Return on average tangible common equity(1) (2)	19.07%	18.84%	14.04%
Average shareholders' equity to average assets	10.99%	10.85%	9.77%
Net interest margin (tax-equivalent basis) (2)	4.14%	4.51%	4.58%
Efficiency Ratio (tax-equivalent basis)	54.1%	56.4%	62.7%
Bank Segment efficiency ratio (1)	49.1%	50.8%	50.7%
Loans held for investment to deposits ratio	88.3%	87.2%	91.6%
Interest Rates and Yields (2)
Yield on interest-earning assets	5.05%	5.14%	5.45%
Yield on loans held for investment	5.58%	5.63%	5.98%
Cost of interest-bearing liabilities	1.24%	0.85%	1.11%
Adjust cost of interest-bearing liabilities (1)	0.70%	0.85%	1.11%
Cost of funds	0.97%	0.67%	0.91%
Adjusted cost of funds (1)	0.54%	0.67%	0.91%
Cost of total deposits	0.83%	0.51%	0.79%
Adjusted cost of total deposits (1)	0.41%	0.51%	0.79%
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

(Dollar amounts in thousands, except per share amounts)	Three months ended,
	June 30, 2021	March 31, 2021	June 30, 2020
Preliminary Consolidated Capital Ratios (3)
Tier 1 leverage	9.47%	9.33%	8.47%
Common equity tier 1	10.18%	10.41%	9.25%
Tier 1 risk-based capital	10.62%	10.88%	9.71%
Total risk-based capital	13.62%	14.09%	12.80%
Selected Asset Quality Measures
Allowance for loan losses to total loans	0.90%	0.91%	0.79%
Allowance for loan losses and purchase loan discounts to total loans	1.46%	1.56%	1.73%
Net (recoveries) charge offs	$(109)	$(149)	$(116)
Net (recoveries) charge offs to average loans (2)	(0.02)%	(0.03)%	(0.02)%
Total nonperforming loans held for investment (HFI)	$5,355	$6,110	$7,549
Total nonperforming assets (4)	$9,726	$9,661	$11,571
Nonperforming loans HFI to total loans HFI	0.23%	0.27%	0.33%
Nonperforming assets to total assets	0.31%	0.32%	0.39%
Nonperforming assets to total loans HFI and NPAs	0.42%	0.42%	0.50%
(1) Certain measures are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures”.
(2) Data has been annualized.
(3) Current quarter capital ratios are estimated
(4) Nonperforming assets consist of nonperforming loans held for investment, nonperforming loans held for sale, repossessed assets, and other real estate.

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

RELIANT BANCORP, INC.
YIELD TABLES - UNAUDITED
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and inter    est-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended June 30, 2021			Three Months Ended March 31, 2021			Three Months Ended June 30, 2020
	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans (2) (3)	$2,288,841	5.12	$28,539	$2,280,379	5.15	$28,288	$2,302,639	5.68	$31,708
Loan fees	—	0.46	2,644	—	0.48	2,701	—	0.30	1,739
Loans with fees	2,288,841	5.58	31,183	2,280,379	5.63	30,989	2,302,639	5.98	33,447
Mortgage loans held for sale	232,850	3.11	1,807	169,747	3.18	1,331	85,313	3.84	815
Deposits with banks	58,619	0.36	52	61,939	0.34	52	66,052	0.30	50
Investment securities - taxable	73,368	3.62	663	65,499	3.78	610	66,234	0.78	128
Investment securities - tax-exempt (4)	197,309	3.19	1,216	198,034	3.24	1,225	193,216	3.51	1,317
Restricted equity securities and other	17,816	3.92	174	17,321	4.10	175	21,950	2.90	158
Total earning assets	2,868,803	5.05	35,095	2,792,919	5.14	34,382	2,735,404	5.45	35,915
Nonearning assets	219,526			220,195			221,538
Total assets	$3,088,329			$3,013,114			$2,956,942
Interest bearing liabilities
Interest bearing demand	$412,117	0.21	$216	$377,714	0.29	$272	$279,092	0.31	$218
Savings and money market	972,082	0.27	647	901,444	0.38	839	731,278	0.81	1,476
Time deposits - retail	443,512	0.94	1,042	494,508	1.15	1,404	749,566	1.19	2,217
Time deposits - wholesale	192,954	7.56	3,636	227,513	1.58	884	201,307	1.83	918
Total interest-bearing deposits	2,020,665	1.10	5,541	2,001,179	0.69	3,399	1,961,243	0.99	4,829
Federal Home Loan Bank advances and other borrowings	22,582	0.23	13	7,467	0.22	4	127,350	0.47	148
Subordinated debt	70,746	5.56	980	70,592	5.48	953	70,397	5.61	982
Total borrowed funds	93,328	4.27	993	78,059	4.97	957	197,747	2.30	1,130
Total interest-bearing liabilities	2,113,993	1.24	6,534	2,079,238	0.85	4,356	2,158,990	1.11	5,959
Net interest spread (5)		3.81	28,561		4.29	30,026		4.34	29,956
Noninterest bearing deposits	597,188	(0.27)		565,770	(0.18)		468,575	(0.20)
Other noninterest bearing liabilities	37,644			41,077			40,416
Shareholders' equity	339,504			327,029			288,961
Total liabilities and shareholders' equity	$3,088,329			$3,013,114			$2,956,942
Cost of funds		0.97			0.67			0.91
Net interest margin (6)		4.14			4.51			4.58
(1)    Calculated using daily averages.
(2)    Average loan balances include nonaccrual loans.
(3)    Yields on loans reflects tax-exempt interest and state tax credits received on low or zero percent interest loans made to construct low income housing of $667, $661, and $790, for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively.
(4)     Yields on tax-exempt securities are shown on a tax-equivalent basis.
(5)    Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities.
(6)    Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period.
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

RELIANT BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES-UNAUDITED
(Dollar Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Adjusted net interest margin (1):
Net interest income	$28,561	$30,026	$29,956
Add: tax equivalent interest income	1,021	1,019	1,161
Add: swap termination fees	2,859	—	—
Less: purchase accounting adjustments	(1,839)	(1,844)	(5,232)
Adjusted net interest income	30,602	29,201	25,885
Average Earning Assets	$2,868,803	$2,792,919	$2,735,404
Net interest margin-tax equivalent	4.14%	4.51%	4.58%
Adjusted net interest margin	4.28%	4.24%	3.81%

Adjusted net income (2):
Net income (loss) attributable to common shareholders	$13,045	$12,149	$7,868
Add: merger related expenses	—	—	2,632
Less: income tax impact of merger related expenses	—	—	(565)
Adjusted net income	$13,045	$12,149	$9,935

Adjusted diluted earnings per share:
Adjusted net income	$13,045	$12,149	$9,935
Weighted average shares - diluted	16,784,744	16,740,303	16,529,080
Diluted earnings (loss) per share	$0.78	$0.73	$0.48
Adjusted diluted earnings per share	$0.78	$0.73	$0.60

Adjusted annualized return on average assets:
Adjusted net income	$13,045	$12,149	$9,935
Average assets	3,088,329	3,013,114	2,956,942
Annualized return on average assets	1.69%	1.64%	1.07%
Adjusted annualized return on average assets	1.69%	1.64%	1.35%

Adjusted annualized return on average equity:
Adjusted net income	$13,045	$12,149	$9,935
Average total shareholders' equity	339,504	327,029	288,961
Annualized return on average equity	15.41%	15.07%	10.95%
Adjusted annualized return on average equity	15.41%	15.07%	13.83%

Adjusted annualized return on average tangible common equity:
Average total shareholders' equity	$339,504	$327,029	$288,961
Less: average intangible assets	(65,088)	(65,531)	(63,594)
Average tangible common equity	$274,416	$261,498	$225,367
Adjusted net income	13,045	12,149	9,935
Annualized return on average tangible common equity	19.07%	18.84%	14.04%
Adjusted annualized return on average tangible common equity	19.07%	18.84%	17.73%
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020

Adjusted pre-tax pre-provision income:
Income (loss) before provision for income taxes	$16,387	$15,699	$9,114
Add: merger related expenses	—	—	2,632
Add: provision for loan losses	—	—	3,000
Adjusted pre-tax pre-provision income	$16,387	$15,699	$14,746

Tangible common equity to tangible assets:
Tangible common equity:
Total shareholders' equity	$346,289	$331,699	$295,543
Less: intangible assets	(64,830)	(65,287)	(63,351)
Tangible common equity	$281,459	$266,412	$232,192
Tangible assets:
Total assets	$3,098,464	$3,057,066	$2,990,126
Less: intangible assets	(64,830)	(65,287)	(63,351)
Tangible assets	$3,033,634	$2,991,779	$2,926,775
Total shareholders' equity to total assets	11.18%	10.85%	9.88%
Tangible common equity to tangible assets	9.28%	8.90%	7.93%

Tangible book value per share:
Tangible common equity	$281,459	$266,412	$232,192
Total shares of common stock outstanding	16,672,511	16,654,415	16,631,604
Book value per common share	$20.77	$19.92	$17.77
Tangible book value per share	$16.88	$16.00	$13.96

Allowance for loan losses plus unaccreted loan purchase discounts:
Allowance for loan losses	$20,894	$20,785	$18,237
Unaccreted loan purchase discounts	12,980	14,833	21,939
Allowance for loan losses plus unaccreted loan purchase discounts:	$33,874	$35,618	$40,176
Total loans	2,321,070	2,277,714	2,317,324
Allowance for loan losses plus unaccreted purchased loan discounts to total loans	1.46%	1.56%	1.73%
Allowance for loan losses to total loans	0.90%	0.91%	0.79%

Bank segment adjusted net income:
Bank segment net income (loss)	$13,045	$12,149	$7,868
Add: merger related expenses	—	—	2,632
Less: income tax impact of merger related expenses	—	—	(565)
Bank segment adjusted net income	$13,045	$12,149	$9,935

Bank segment adjusted noninterest expense:
Bank segment noninterest expense	$16,570	$16,460	$19,065
Add: merger related expenses	—	—	(2,632)
Bank segment adjusted noninterest expense	$16,570	$16,460	$16,433
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports Second Quarter 2021 Results

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020

Bank segment adjusted efficiency ratio:
Bank segment adjusted total revenues:
Bank segment net interest income	$27,440	$29,133	$29,420
Add: Tax equivalent interest income	1,021	1,019	1,161
Add: Bank segment noninterest income	5,335	2,409	2,174
Less: Gains on sale of securities, OREO, premises and equipment (3)	(2,922)	(146)	(338)
Add: Swap termination fee (3)	2,859	—	—
Bank segment adjusted total revenues	$33,733	$32,415	$32,417
Bank segment efficiency ratio	50.6%	52.2%	60.3%
Bank segment adjusted efficiency ratio	49.1%	50.8%	50.7%

Adjusted cost of funds:
Adjusted interest expense:
Interest Expense	$6,534	$4,356	$5,959
Less: Swap termination fees	(2,859)	—	—
Adjusted interest expense	$3,675	$4,356	$5,959
Average funds	2,711,181	2,645,008	2,627,565
Cost of funds	0.97%	0.67%	0.91%
Adjusted cost of funds	0.54%	0.67%	0.91%

Adjusted cost of interest-bearing liabilities:
Adjusted interest expense	$3,675	$4,356	$5,959
Average interest-bearing liabilities	2,113,993	2,079,238	2,158,990
Cost of interest-bearing liabilities	1.24%	0.85%	1.11%
Adjusted cost of interest-bearing liabilities	0.70%	0.85%	1.11%

Adjusted cost of deposits:
Adjusted deposit expense:
Deposit expense	$5,541	$3,399	$4,829
Less: Swap termination fees	(2,859)	—	—
Adjusted deposit expense	$2,682	$3,399	$4,829
Average deposits	2,617,853	2,566,949	2,429,818
Cost of deposits	0.83%	0.51%	0.79%
Adjusted cost of deposits	0.41%	0.51%	0.79%

(1) Prior calculation of this measure removed tax credits related to certain tax-preference-qualified loans and tax-exempt securities. The Company views these credits as normal course of business and as such removal is unnecessary.
(2) The swap termination fees included in the adjusted net interest income calculation in the second quarter of 2021 were done so in conjunction with securities sales thereby nullifying the effects on net income. Therefore, we have not adjusted for these transactions as adjusted net income.
(3) Securities sold in the second quarter of 2021 were done in conjunction with the swap termination fees. Therefore, we have adjusted for both sides of this transaction.
This information is preliminary and based on company data available at the time of presentation.
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